UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 15, 2012

HNI Corporation
(Exact name of registrant as specified in charter)

Iowa	1-14225	42-0617510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

408 East Second Street, P.O. Box 1109, Muscatine, Iowa  52761-0071
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (563) 272-7400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

 Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to By-laws

The Board reduced the authorized number of the Corporation's directors from eleven to ten effective as of the May 8, 2012 annual meeting of shareholders by approving an amendment to Section 3.03(a) of the By-laws of the Corporation.  Gary M. Christensen, a director, has reached retirement age pursuant to the Director Retirement Policy in the Corporation's Corporate Governance Guidelines, and he will not stand for re-election at the May 8, 2012 annual meeting of shareholders.

The foregoing description of the amendment to the By-laws is qualified in its entirety by reference to the text of the amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.2 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits.

The following exhibit relating to Item 5.03 is filed as part of this Current Report on Form 8-K.

Exhibit No.                           Description

3.2	Amendment to the By-laws of HNI Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HNI Corporation

Date: February 21, 2012	By:	/s/ Steven M. Bradford
Steven M. Bradford
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.                          Description

3.2	Amendment to the By-laws of HNI Corporation

EXHIBIT 3.2

The text of Section 3.03(a) of the By-laws of HNI Corporation has been amended to read as follows:

Section 3.03.  Number, Terms, Classification, and Qualifications.  Subject to the Articles of Incorporation:

(a)           The number of Directors shall be ten.  (As amended 10/29/80, 1/31/83, 2/5/85, 8/5/86, 3/13/90, 5/5/92, 11/2/92, 5/11/93, 2/14/94, 5/10/94, 11/13/95, 5/14/96, 3/4/98, 7/29/98, 11/7/02, 2/12/03, 5/05/03, 11/07/03, 8/2/04, 5/3/05, 11/11/05, 11/10/06, 11/19/09, 5/11/10 and 5/08/12.)